Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OCI LP

This Certificate of Limited Partnership dated February 7, 2013, has been duly executed and is filed pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17 (the “Act”) to form a limited partnership (the “Company”) under the Act.

1.	Name. The name of the Company is:

OCI LP

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3.	The name and mailing address of each general partner is as follows:

OCI GP LLC

5470 N. Twin City Hwy.

Nederland, Texas 77627

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

OCl GP LLC, as General Partner

By:	/s/ Kevin Struve
Name:	Kevin Struve
Title:	Manager